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                                                                       Exhibit 5


                   SIMPSON THACHER & BARTLETT
    (A PARTNERSHIP WHICH INCLUDES PROFESSIONAL CORPORATIONS)
                      425 LEXINGTON AVENUE
                    NEW YORK, NY 10017-3954




                                           March 28, 1997



K-III Communications Corporation
745 Fifth Avenue
New York, New York  10151

Ladies and Gentlemen:

        We have acted as counsel to K-III Communications Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to up to 14,375,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), and will act as counsel in connection with the preparation and filing by the Company with the Commission of any registration statement filed pursuant to Rule 462(b) promulgated under the Act (a "Rule 462(b) Registration Statement") with respect to additional shares of Common Stock.

        We have reviewed the corporate action of the Company in connection with the issuance and sale of the Common Stock by the Company and have examined, and have relied as to matters of fact upon, originals or copies certified, or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of


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K-III Communications             -2-                            March 28, 1997
 Corporation

officers and representatives of the Company, and have made such other and further investigations as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

        In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

        Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Common Stock registered on the Registration Statement and to be registered on a Rule 462(b) Registration Statement has been duly authorized by the Company and upon payment and delivery in accordance with the underwriting agreements referred to in the Prospectus, such Common Stock will be validly issued, fully paid and nonassessable.

        We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York and the Delaware General Corporation Law.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any Rule 462(b) Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Registration Statement.


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K-III Communications             -3-                            March 28, 1997
 Corporation

        This opinion is rendered to you in connection with the above described transactions. This opinion may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.

                                 Very truly yours,

                                 /s/ Simpson Thacher & Bartlett

                                 SIMPSON THACHER & BARTLETT